UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2021

Revance Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36297	77-0551645
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
1222 Demonbreun Street, Suite 1001, Nashville, Tennessee, 37203
(Address, including zip code, of principal executive offices)

(615) 724-7755
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RVNC	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On March 2, 2021, Revance Therapeutics, Inc. (the “Company”) and List Biological Laboratories, Inc. (“List Laboratories”), a developer of botulinum toxin, entered into a second addendum (the “Second Addendum”) to the License and Service Agreement by and between the Company and List Laboratories, dated as of February 8, 2007, as amended by that certain First Addendum to License and Service Agreement, dated April 21, 2009 (the “License Agreement”). The License Agreement, among other things, provided for the payment of royalties by the Company to List Laboratories based on gross sales of certain botulinum toxin products, less certain costs, discounts, allowances and expenses related to such sales.
Pursuant to the Second Addendum, the calculation of the Company’s commercial royalty obligations was modified such that the payment of royalties by the Company to List Laboratories would be based on the sum of (i) net sales of certain botulinum toxin products, less related costs determined by a factor based on related net product revenue; (ii) sublicense commercial revenue related to certain botulinum toxin products; and (iii) sublicense operating revenue. The effective royalty rates (as adjusted for related costs) are expected to range from the low-to-mid single-digit percentages. In addition, the Second Addendum modified the period: (i) during which the Company has the exclusive right to negotiate for the purchase of List Laboratories if the current owners of List Laboratories elect to sell their business, or the portion of their business which manufactures botulinum toxin; and (ii) relating to Company’s consent to the assignment of rights and/or delegation of its obligations under the License Agreement.

The foregoing summary of the terms of the Second Addendum does not purport to be complete and is qualified in its entirety by reference to the Second Addendum, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2021.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 8, 2021	Revance Therapeutics, Inc.

		By:	/s/ Tobin C. Schilke
Tobin C. Schilke
Chief Financial Officer